UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2023

ABSCI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40646	85-3383487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18105 SE Mill Plain Blvd
Vancouver, WA 98683
(Address of principal executive offices, including zip code)
(360) 949-1041
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ABSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2023, the Board of Directors (the “Board”) of Absci Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Professor Sir Menelas Pangalos to the Board effective January 1, 2024. Simultaneously with the effectiveness of Sir Pangalos’s appointment, the size of the Board will be fixed at seven directors and a second director position will be added among the Class II directors. Sir Pangalos will serve as a Class II director of the Company, to hold office until the Company’s 2026 annual meeting of stockholders or until his earlier resignation, death, or removal. Upon the effectiveness of his appointment, Sir Pangalos was also appointed to serve on the Compensation Committee of the Board. Sir Pangalos currently serves as Executive Vice-President, R&D BioPharmaceuticals at AstraZeneca.

Pursuant to the Company’s Non-Employee Director Compensation Policy (as amended, the “Policy”), the Board approved granting Sir Pangalos, as of January 2, 2024 (the “Grant Date”), an initial option to purchase 106,200 shares of the Company’s common stock at an exercise price per share equal to the closing market price on the NASDAQ Global Select Market of the Company’s common stock on the Grant Date (the “Option Grant”). The Option Grant will vest in equal monthly installments over three (3) years from the date of grant, provided, however that all vesting shall cease if Sir Pangalos resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting. The Option Grant shall become fully vested and exercisable upon a “Sale Event” (as such term is defined in the Company’s 2021 Stock Option and Incentive Plan). Sir Pangalos will also receive an annual $47,500 cash retainer for his services on the Board and the Compensation Committee, pursuant to the Policy.

Sir Pangalos will enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 filed on July 20, 2021. There are no arrangements or understandings between Sir Pangalos and any other person pursuant to which Sir Pangalos was appointed as a member of the Board. There are no family relationships between Sir Pangalos, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no transactions or relationships between the Company and Sir Pangalos that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Absci Corporation

Date: December 7, 2023	By:	/s/ Sean McClain
Sean McClain
Founder and CEO